UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2017

IGS Capital Group Limited

(Exact name of registrant as specified in its charter)

Nevada	000-50760	58-2670972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

G5, Tiara Mutiara

(No 139, Jalan Puchong)

58200 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: + 603-77726616

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2017, IGS Capital Group Limited (the "Company"), and Tan Kok Beng (the “Seller”), entered into a Sale and Purchase Agreement (the "Agreement"). The Seller is the owner of all of the issued and outstanding capital stock (the “Stock”) of IGS Mart SDN BHD, a Malaysia company (“IGS Mart”). Pursuant to the Agreement, the Company purchased the Stock from the Buyer for a purchase price of US$60,000. IGS Mart will be a wholly-owned subsidiary of the Company.

IGS Mart is a company incorporated in Malaysia on June 2, 2017. It currently operates one convenient store named Like Mart at G-3A Tiara Mutiara 139, Jalan Puchong, 58200 Kuala Lumpur, Malaysia. IGS Mart intends to open an additional 5 convenient stores in Malaysia over the next 15 months. Although there is no assurance of success, the Company believes that there is a good opportunity for expansion of many more outlets after the brand is established.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2017	IGS CAPITAL GROUP LIMITED

	By:	/s/ Kok Seng Yeap
Name: Kok Seng Yeap Title: Chief Executive Officer